EXHIBIT 4.A

                             MERIT Plan of Benefits



                             MERIT PLAN OF BENEFITS




                         1994 AMENDMENT AND RESTATEMENT



                           ADOPTED: December 23, 1994



     WHEREAS M/A-COM, Inc. (then known as Microwave Associates, Inc. and hereinafter referred to as the "Company") adopted and established, effective August 1, 1959, a profit-sharing and retirement plan for the benefit of its Employees. known as the Profit-Sharing and Retirement Plan for Employees of Microwave Associates, Inc. (hereinafter referred to as the "Prior Plan'); and

     WHEREAS, effective as of April 1, 1984, the Company amended and restated the Prior Plan, as previously restated and amended, by establishing two separate plans and a group trust under which each was funded, known as (i) the MERIT Plan of Benefits, (ii) the Retirement Plan for Employees of M/A-COM, Inc., and (iii) the MERIT Group Trust Agreement, respectively (such plans and trust being collectively referred to as the M/A-COM Employees' Retirement Investment Trust ("MERIT"); and

     WHEREAS the Company subsequently amended and restated said MERIT Plan of Benefits, effective generally as of January 1, 1990, among other things to provide for (i) the merger therewith of each of the Adams-Russell Electronics Co., Inc. Tax-Deferred Savings and Stock Ownership Plan and the RHG Electronics Laboratory, Inc. Tax-Deferred Retirement Savings Plan and (ii) the spinoff therefrom (effective as of October 1, 1990) of a portion of the Plan relating to all but certain Employers, such spinoff being named the MERIT Plan of Benefits; and

     WHEREAS the Company adopted said MERIT Plan of Benefits on behalf of itself and all Participating Related Employers therein, effective generally as of October 1, 1990; and

     WHEREAS the Company subsequently amended said MERIT Plan of Benefits, most recently by an Amendment No. 2, effective January 1, 1992; and

     WHEREAS Section 9.1 of said MERIT Plan of Benefits reserves to the Company the right, at any time and from time to time, to amend said MERIT Plan of Benefits in whole or in part; and

     WHEREAS the Company wishes to amend and restate said MERIT Plan of Benefits, effective generally as of January 1, 1992, among other things to comply with all provisions of the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, and the Omnibus Budget Reconciliation Act of 1993, and all related legislation and regulations;

     NOW, THEREFORE, by execution of this instrument, the Company hereby amends and restates said MERIT Plan of Benefits, by deleting in their entirety Articles I through XIV and Schedule A thereof and substituting in lieu thereof Articles I through XIV and Schedule A and Schedule B attached hereto;

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed, this 23rd day of December, 1994.

                                          M/A-COM, INC.
   CORPORATE
     SEAL

                            By: ________________________________
                                Vice President-Human Resources and
                                 Chairman, Benefits Committee

  ------------------------------
   Its





MERIT-AM.DOC


                                    ARTICLE I
                                   DEFINITIONS


SECTION 1.1     ACCOUNT (OR ACCOUNTS)

     A Participant's individual accounts representing his allocable share of the assets in the Trust Fund.

SECTION 1.2     ACCOUNT BALANCE

     The total value of the accounts which are maintained on behalf of a participant including any contributions and investment adjustments made on behalf of a participant subsequent to the last Valuation Date.

SECTION 1.3     ANNUAL ADDITIONS

     For any Plan Year, the Annual Addition of any Participant shall have the meaning of such term under Code Section 415(c)(2).

SECTION 1.4     APPROVED ABSENCE

     The absence of an Employee for such periods and for such reasons as may be authorized or approved by the Company and any related Company.

SECTION 1.5     BOARD (OR BOARD OF DIRECTORS)

     The Board of Directors of the Company.

SECTION 1.6     BREAK IN SERVICE

     A Participant shall incur a break-in-service upon his termination of employment due to retirement, disability, death, discharge, voluntary termination or failure to return to the employ of the Company or Related Company upon the expiration of an Approved Absence; provided, however, that a Participant shall not sustain a break-in-service in any Plan Year in which he completes more than 500 Hours of Service.

SECTION 1.7     CODE (OR INTERNAL REVENUE CODE)

     The Internal Revenue Code of 1986, as amended from time to time.

SECTION 1.8     COMMITTEE

     The committee under the Plan provided for in Article VIII hereof.

SECTION 1.9     COMPANY

     M/A-COM, Inc.

SECTION 1.10    COMPENSATION SAVINGS AGREEMENTS (OR CSA)

     The Agreements described in Section 3.1.

SECTION 1.11    CSA COMPENSATION

     The amount of remuneration earned by a Participant while he is an Active Participant during each Plan Year of the Company excluding stock bonuses, stock options and other irregular or nontaxable payments (but including any Tax Deferral Contributions and any elective contributions made by the Company on behalf of the Participant that are excludable from the Participant's income under Section 125 of the Code). A Participant's Tax Deferral Contribution shall be determined with reference to his CSA Compensation.

     For all purposes under the Plan, CSA Compensation shall not exceed --

     (a) for Plan Years beginning prior to January 1, 1994, $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code; and

     (b) for Plan Years beginning after December 31, 1993, $150,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 401(a)(17)(B) of the Code.

     For purposes of applying the foregoing $200,000 or $150,000 limit, as the case may be, the family unit of a Highly Compensated Employee shall be treated as a single Employee with one compensation, and such $200,000 or $150,000 limit shall be allocated among the members of such family unit in proportion to each such family member's Compensation. For this purpose, a family unit shall consist of the Highly Compensated Employee and the Highly Compensated Employee's spouse and lineal descendants who have not attained age 19 before the close of the year.

SECTION 1.12    EFFECTIVE DATE

     The effective date of this amendment and restatement of the Plan is generally January 1, 1992, except as otherwise provided herein.

     The effective date of the Plan as a spinoff of the Plan ("Pre-Spinoff Plan") known prior to such date as the MERIT Plan of Benefits (and renamed as of such date as the MERIT Delta Plan of Benefits) was October 1, 1990. The Pre-Spinoff Plan was originally effective as of August 1, 1959. That Plan as amended and restated to comply with the provisions of the Employee Retirement Income Security Act of 1974 was effective as of August 1, 1976. The effective dates of that Plan as it was later several times again amended and restated were, respectively, April 1, 1984, generally January 1, 1989, and generally January 1, 1990.

SECTION 1.13    ELIGIBLE EMPLOYEE

     Each Employee other than an Ineligible Employee as defined in Section 1.22.

SECTION 1.14    EMPLOYEE

     Any person employed by the Company or a Related Company.

SECTION 1.15    EMPLOYER

     The Company and any Participating Related Company as listed in Schedule A (as said Schedule A may be amended from time to time).

SECTION 1.16    EMPLOYER MATCHING CONTRIBUTIONS

     Matching Contributions made by an Employer pursuant to Section 3.2.

SECTION 1.17    EMPLOYMENT COMMENCEMENT DATE

     The date upon which an Employee first performs an Hour of Service for the Company or a Related Company.

SECTION 1.18    ERISA

     The Employee Retirement Income Security Act of 1974, as from time to time amended.

SECTION 1.19    FIDUCIARY

     The Employer, the Committee, the Trustee, and other parties named as fiduciaries pursuant to Section 8.1, but only with respect to the specific responsibilities of each for Plan and Trust administration as described in
Article VIII.

SECTION 1.20    HIGHLY COMPENSATED EMPLOYEE

     The term "Highly Compensated Employee" includes highly compensated active employees and highly compensated former employees.

     A highly compensated active employee includes any Employee who performs service for the Company or any Related Company during the Determination Year and who, during the Lookback Year: (i) received compensation from the Company or any Related Company in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (ii) received compensation from the Company or any Related Company in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Company or any Related Company and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term highly compensated employee also includes:
(i) Employees who are both described in the preceding sentence if the term "Determination Year" is substituted for the term "Lookback Year" and the Employee is one of the 100 Employees who received the most compensation from the Company or any Related Company during the Determination Year; and (ii) Employees who are 5 percent owners at any time during the Lookback Year or Determination Year.

     If no officer has satisfied the compensation requirement of (iii) above during either a Determination Year or Lookback Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

     A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for the Company or any Related Company during the Determination Year, and was a highly compensated active employee for either the separation year or any Determination Year ending on or after the Employee's 55th birthday.

     If an Employee is, during a Determination Year or Lookback Year, a family member of either a 5 percent owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the Company or any Related Company during such year, then the family member and the 5 percent owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

SECTION 1.21    HOUR OF SERVICE

     (a) General Rule

     An hour of service as defined in this subparagraph (a) shall be allocated to the period in which such hours of service are worked or credited to an Employee. An Employer will round up fractional hours to the next complete hour at the end of any Plan Year.

          (i) Hours of Service for Performance of Duties -- An hour of service shall be granted hereunder for each hour an Employee is paid or entitled to payment for the performance of duties for the Company or a Related Company.

          (ii) Hours of Service When No Duties Are Performed -- An hour of service shall also be granted (up to a maximum of 501 hours in any Plan Year) for each hour an Employee or former Employee is paid, or entitled to payment, by the Company or a Related Company on account of a period during which he performs no duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or Approved Absence. Notwithstanding the preceding sentence, hours of service shall not be credited for a payment which solely reimburses an Employee or former Employee for medical or medically related expenses incurred by the Employee.

          For purposes of this subparagraph (a)(ii), a payment shall be deemed to be made by, or due from, the Company or a Related Company regardless of whether such payment is made by, or due from, the Company or a Related Company directly, or indirectly through, among others, a trust fund or insurer to which the Company or a Related Company contributed or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          (iii) Military Absence -- An Employee or former Employee who is absent for service in the armed forces of the United States shall be deemed to have completed 1,000 hours of service in each Plan Year of such absence.

          (iv) Hours of Service for Back Pay -- An hour of service shall be granted for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a related Company. The same hours of service shall not be credited both under subparagraph (a)(i) or (a)(ii), as the case may be, and under this subparagraph (a)(iv). Crediting of hours of service for back pay awarded or agreed to with respect to a period described in subparagraph (a)(ii) shall be subject to the limitations set forth in that subparagraph.

          (v) Maternity or Paternity Leave. An Employee or former Employee absent from service due to (A) the pregnancy of the Employee or former Employee, (B) the birth of a child of or adoption of a child by the Employee or former Employee, (C) the caring for of such a child during the period immediately following the birth or adoption, or (D) a serious health condition of a family member of the Employee or former Employee shall be credited with Hours of Service during such absence, calculated in accordance with and subject to the limitations of paragraph (b), below. The Hours of Service shall be credited to the Plan Year in which the absence begins, if necessary to prevent a Break-in-Service in such Plan Year, or if not, the following Plan Year if necessary to prevent a Break-in-Service in that Plan Year.

     (b) Special Rule for Determining Hours of Service for Reasons Other than the Performance of Duties

     In the case of a payment which is made or due on account of a period during which an Employee or former Employee performs no duties, and which results in crediting of hours of service under subparagraph (a)(ii) or (a)(v) of this
Section 1.21, or in the case of an award or agreement for back pay to the extent that such award or agreement is made with respect to a period described in subparagraph (a)(iv) of this Section 1.21, the number of hours of service to be credited shall be the number of regularly scheduled working hours included in the units of time for which the payment is made or, in the case of a former Employee or an Employee without a regular work schedule, at the rate of forty
(40) hours per week or eight (8) hours per day, and shall be allocated to the period in which the hours of service are credited to the Employee or former Employee, but in no event shall more than 501 hours of service be credited for any applicable period. Hours of service shall be calculated or credited in a manner consistent with Department of Labor Regulations Section 2530.200b-2(b) and (c), which is incorporated herein by reference.

SECTION 1.22    INELIGIBLE EMPLOYEE

     Any person who is employed by a Non-Participating Related Company, or by an Employer in a division, location, or operation which is not covered under the Plan, or a person whose terms and conditions of employment are subject to the provisions of a collective bargaining agreement unless such agreement expressly provides for the Employee's inclusion in the Plan and then only in such terms as the agreement may specify.

SECTION 1.23    PARTICIPANTS

     (a) Participant

          An Employee or former Employee who (i) is or has been eligible to elect to participate in the Plan pursuant to Article II and who either (ii) has entered into a Compensation Savings Agreement (whether or not still in effect) to cause contributions to be made to the Trust Fund, as provided in
     Section 3.1, or (iii) has an Account under the Plan.

     (b) Active Participant

     A Participant who has a Compensation Savings Agreement in effect.

     (c) Suspended Participant

     A Participant for whom a Compensation Savings Agreement is not in effect, but for whom an Account Balance is being maintained.

     (d) Retired Participant

     A Participant who has retired pursuant to Section 6.1 who is receiving or is entitled to receive a benefit under the Plan.

     (e)     Inactive Participant

     A Participant whose employment has terminated and who is entitled to receive benefits.

SECTION 1.24    PLAN

     The MERIT Plan of Benefits, the terms of which are set forth herein, as hereafter from time to time amended, which is a spinoff effective as of October 1, 1990, of the portion of the Pre-Spinoff Plan (defined in Section 1.12 herein) covering Participants therein of Employers specified in Section 1.15 herein. Wherever the context shall so permit, the term Plan shall also include the Pre-Spinoff Plan. The "Plan" is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code, and to contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

SECTION 1.25    PLAN ADMINISTRATOR

     The Committee, notwithstanding the fact that certain administrative functions under or with respect to the Plan may be delegated.

SECTION 1.26 PLAN YEAR, FISCAL YEAR, LIMITATION YEAR, DETERMINATION YEAR, AND
             LOOKBACK YEAR

     "Fiscal Year" of the Company shall mean each period of twelve (12) consecutive months ending with the Saturday nearest to the last day of September. "Plan Year" shall mean each period of twelve (12) consecutive months ending December 31. "Limitation Year" and "Determination Year" shall mean the Plan Year. "Lookback Year" shall mean the twelve-month period immediately preceding the Determination Year.

SECTION 1.27    PRIOR PLAN

     The Profit-Sharing and Retirement Plan for Employees of M/A-COM, Inc.

SECTION 1.28    RELATED COMPANY

     (a) Any entity (other than the Company) required to be aggregated with the Company under Code Sections 414(b), 414(c), 414(m) or 414(o) and Regulations issued pursuant thereto, and

     (b) Any other entity designated as a Related Company by the Company in Schedule A.

     Any Related Company participating in the Plan shall be referred to as a "Participating Related Company." A Related Company not so participating shall be referred to as a "Non-Participating Related Company."

SECTION 1.29    TAX DEFERRAL CONTRIBUTIONS

     Contributions made to the Trust Fund by the Employer on behalf of Participants as required by the Compensation Savings Agreements.

SECTION 1.30    TRUST AGREEMENT

     The agreement between the Company and the Trustee under which the assets of the Plan are held, administered and managed. The provisions of the Trust Agreement shall be considered an integral part of the Plan as if set forth fully herein.

SECTION 1.31    TRUST FUND (OR FUND)

     All assets, without distinction between principal and income, held by the Trustee hereunder.

SECTION 1.32    TRUSTEE

     Vanguard Fiduciary Trust Company, a trust company incorporated under Pennsylvania banking laws.

SECTION 1.33    VALUATION DATE

     The last day of each Plan Year, or the last day of the Plan Year and more frequent dates during each Plan Year as determined by the Committee or Trustee. To the extent that Plan assets are invested in the Vanguard Funds, and such Vanguard Fund investments are specifically credited or earmarked to Participants' separate Accounts under the Plan in accordance with the directed investments provision of Section 4.2, the term "Valuation Date" shall mean each day that the New York Stock Exchange is open for business.

SECTION 1.34    VANGUARD FUNDS

     One or more of the regulated investment companies, collective investment funds, the M/A-COM Stock Fund, or other investments offered by The Vanguard Group, Inc., as funding vehicles for the Plan. The Company or the Committee shall have authority to select the Vanguard Funds available for investment under the Plan.

SECTION 1.35    VESTED ACCOUNT BALANCE

     That portion of a Participant's Account Balance in which he has a nonforfeitable right.

SECTION 1.36    YEAR OF SERVICE

     For eligibility purposes, an Employee shall be credited with one (1) Year of Service at the end of the first twelve-month period in which he completes at least 1,000 Hours of Service, each such twelve-month period being measured from the completion of his initial Hour of Service or any anniversary thereof.

     For all other purposes of the Plan an Employee shall be credited with one
(1) Year of Service at the end of each Plan Year in which he completes at least (or, solely for the purpose of determining the maximum contributions subject to the Employer Matching Contributions under Sections 3.1(b) and 3.2 hereof, as of January 1 within each Plan Year by which he completes) 1,000 Hours of Service.

     Notwithstanding the foregoing:

     (a) for periods prior to April 1, 1984, an Employee shall be credited with service as set forth under the terms of the Prior Plan;

     (b) an Employee shall be credited with Years of Service for service with the entities named in Schedule A;

     (c) with respect to an Employee who was employed during any period prior to January 1, 1990 by Adams-Russell, Inc. (or its predecessors or subsidiaries), Plan Years for the foregoing 1,000 Hour of Service requirement shall be determined for such periods as provided in the applicable one of the Adams-Russell, Inc. Tax Deferred Savings and Stock Ownership Plan and RHG Electronics Laboratory, Inc. Tax Deferred Retirement Savings Plan, with a full additional Year of Service being credited for the period from October 1, 1989 to December 31, 1989 if during that period such Employee completed at least 250 Hours of Service with Adams-Russell, Inc. or its subsidiary RHG Electronics Laboratory, Inc.;

     (d) an Employee who has previously terminated employment with an Employer and is again rehired by an Employer only after the fifth anniversary of such termination shall have all his pre-termination Years of Service cancelled for all purposes hereunder (other than eligibility). Notwithstanding the foregoing, in determining an Employee's nonforfeitable right to benefits under Section 6.2, this Section 1.36(d) shall not apply unless (A) the Employee did not have any nonforfeitable right to a benefit derived from Employer contributions and (B) the number of his consecutive one year Breaks in Service since termination of employment equals or exceeds the greater of (i) five or
          (ii) the aggregate number of Years of Service prior to such Break. The aggregate number of Years of Service prior to such Break in Service shall be deemed not to include any Years of Service not required to be taken into account under this Section 1.36(d) by reason of any prior Break in Service; and

     (e) with respect to an Employee who was employed by the Company during any period prior to January 1, 1989, a full additional Year of Service shall be credited for the period from October 1, 1988 to December 31, 1988, if during that period such Employee completed at least 250 Hours of Service with the Company.


                                   ARTICLE II
                                  PARTICIPATION


SECTION 2.1     ELIGIBILITY

     Each Eligible Employee shall be entitled to participate in the Plan on the first day of any calendar quarter coincident with or following his completion of one (1) Year of Service.

SECTION 2.2     RE-EMPLOYMENT

     An Employee who terminates employment after becoming eligible pursuant to
Section 2.1 and who is rehired shall become eligible to participate in the Plan as of the first day of any calendar quarter coincident with or following his re-employment date.

SECTION 2.3     CHANGE TO ELIGIBLE STATUS

     An Ineligible Employee who becomes an Eligible Employee shall be entitled to participate in the Plan as of the first day of any calendar quarter coincident with or following his change in status so long as he has completed one (1) Year of Service.

SECTION 2.4     CHANGE TO INELIGIBLE STATUS

     If an Active Participant becomes an Ineligible Employee, he shall be deemed a Suspended Participant for so long as he remains in such ineligible status, and the following special provisions shall apply:

     (a) If a Suspended Participant ceases to be employed by the Company or a Related Company for any reason, including retirement or death, he (or, in the event of his death, his beneficiary) shall be entitled to benefits as provided under the applicable provisions of Article VI.

     (b) While he is a Suspended Participant, he shall have the same rights as a similarly situated Active Participant except that he shall be ineligible to enter into a Compensation Savings Agreement.

SECTION 2.5     CONDITIONS TO PARTICIPATION

     An Employee's participation shall be contingent upon receipt by the Committee of such applications, Compensation Savings Agreements, consents, elections, beneficiary designations and other documents and information as may be prescribed by the Committee. Each Employee upon becoming a Participant shall be deemed conclusively, for all purposes, to have assented to the terms and provisions of the Plan and shall be bound thereby.

SECTION 2.6     INCLUSION OF RELATED COMPANIES

     Any Related Company not included on Schedule A which is authorized by the Board to participate in the Plan may elect to participate by action of its board of directors or other managing body. In adopting the Plan, any such Related Company may, if authorized by the Board, limit the application of the Plan to one or more of its groups of employees and/or divisions, locations or operations, provided such limitation shall not adversely affect the qualification of the Plan. Special provisions or modifications relating to the Plan as adopted by any such Related Company shall be specifically provided for in Schedule A hereof.

SECTION 2.7     CORPORATE REORGANIZATIONS

     To preserve continuity of Plan participation, in the event of a merger, consolidation or reorganization among Related Companies, any one or more of which is an Employer, the successor Employer may adopt the Plan on behalf of its Employees who were covered hereunder immediately prior to such transaction.

SECTION 2.8     WITHDRAWAL OF EMPLOYERS

     The Board in its discretion may determine that an Employer shall no longer participate in the Plan and may direct that such Employer withdraw from the Plan. Any Employer may similarly elect, subject to the approval of the Board, to discontinue its participation in the Plan at any time. In either event, applicable provisions of Articles X or XI shall apply in respect to such discontinuance of participation.


                                   ARTICLE III
                                  CONTRIBUTIONS

SECTION 3.1     AMOUNTS CONTRIBUTED THROUGH CSA COMPENSATION REDUCTION

     (a) Each Eligible Employee who elects or re-elects to become an Active Participant shall sign a Compensation Savings Agreement, the terms of which shall provide that the Participant may elect to have his CSA Compensation reduced in an amount not less than the minimum and not more than the maximum contributions provided for in Section 3.1(b). The Employer shall contribute an equivalent amount to the Trust Fund on behalf of each Active Participant within thirty (30) days after the CSA Compensation reduction is made which amount shall be referred to as the Tax Deferral Contribution. All Compensation Savings Agreements shall be governed by the following:

               (1) Subject to Section 3.1(a)(6), the Agreements shall apply to each payroll period during which they are in effect and on file with the Committee, and shall remain in effect with respect to future payroll periods during which the Participant is an Active Participant, or until his Agreement is amended or revoked, if earlier.

               (2) A Participant may, by written instruction delivered to the Committee, amend his Compensation Savings Agreement on a prospective basis as of any January 1.

               (3) A Participant may, by written instruction delivered to the Committee, revoke his Compensation Savings Agreement on a prospective basis. Such revocation shall become effective as soon as practicable after receipt by the Committee or its designee and shall remain in effect thereafter until the Employee executes a new and effective Compensation Savings Agreement. If an Active Participant revokes his Compensation Savings Agreement, he shall become a Suspended Participant and shall again be eligible to become an Active Participant on the first day of any succeeding calendar quarter; provided that the Committee must receive his executed Compensation Savings Agreement at least thirty (30) days in advance of such date, and provided, further, that the percentage of his CSA Compensation to be contributed to the Trust Fund under such new Compensation Savings Agreement shall not exceed the lowest percentage elected in any prior Compensation Savings Agreement that was effective during the same calendar year.

               (4) Compensation Savings Agreements shall provide that the Committee may, at any time, reduce the amount of Tax Deferral Contributions made on behalf of a Participant if the Committee determines that the action may be necessary to comply with any applicable nondiscrimination rules under Code Section 401(a) or 401(k). In addition, effective January 1, 1987, Tax Deferral Contributions on behalf of a Participant for any calendar year shall be limited to $7,000 (as from time to time adjusted by the Secretary of the Treasury).

               (5) The Compensation Savings Agreement of an Active Participant who becomes an Ineligible Employee shall be revoked as of the date he is no longer eligible.

               (6) Except as provided above, a Compensation Savings Agreement, once made, may not be revoked or amended by the Participant or the Committee.

     (b) Amount of Tax Deferral Contributions

     Each Active Participant shall elect a whole percentage of his CSA Compensation which shall be contributed to the Trust Fund pursuant to his Compensation Savings Agreement, such percentage being from 2% to 14% if he is a non-Highly Compensated Employee and from 2% to 6% if he is a Highly Compensated Employee, provided, however, that from time to time during a Plan Year the Committee may increase or decrease within the range of 6% and 14% the foregoing maximum percentage applicable to Highly Compensated Employees for the remainder of the Plan Year.

SECTION 3.2     EMPLOYER MATCHING CONTRIBUTIONS

     Each Employer shall contribute in each Plan Year to the Trust Fund for the Employer Matching Account of each Active Participant employed by it. Such contribution shall be made in the form of shares of the common stock of the Company, cash, or any combination of such common stock and cash, all as determined in the sole discretion of the Company, and shall be made within thirty (30) days from the date the contribution is determined, in an amount equal to the applicable matching percentage from the following Table, applied to the Participant's Tax Deferral Contributions, disregarding any such Tax Deferral Contributions in excess of 6 percent of his CSA Compensation:

Years of Service                                     Applicable
(at Beginning of Plan Year)                      Matching Percentage

At least 1 but less than  5                            50%
At least 5 but less than  10                           66-2/3%
10 or more                                             100%


SECTION 3.3     COMPENSATION SAVINGS AGREEMENTS/NONDISCRIMINATION PROVISIONS

     (a) The Plan shall at all times meet the applicable tests under code Sections 401(k)(3) and 401(m)(2) and the regulations promulgated thereunder, which are incorporated herein by reference.

     (b) For the purposes of such tests, compensation shall mean all amounts paid to a Participant by the Company or Related Company for personal services as reported on the Participant's Federal Income Tax Withholding Statement (Form W-2) and excluding any benefits paid under the Plan, but including any amount which is contributed by the employer pursuant to a salary reduction agreement and which is not includible in his gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code, provided, that, for Plan Years beginning before January 1, 1990, such compensation shall be limited to compensation received by him while he was a Participant. For Plan Years beginning prior to January 1, 1994, such compensation taken into account under the Plan shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code; and for Plan Years beginning after December 31, 1993, such compensation taken into account under the Plan shall not exceed $150,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 401(a)(17)(B) of the Code.

     (c) Correction of Excess Deferrals. If during any taxable year of a Participant, the total amount of his salary reduction contributions to all qualified cash or deferred arrangements exceeds $7,000 (as from time to time adjusted by the Secretary of the Treasury), then the amounts in excess of $7,000 (as adjusted as aforesaid) are to be included in the Participant's gross income for the taxable year to which such deferral relates.

               Notwithstanding anything in the Plan to the contrary, if prior to March 1 following the close of the Participant's taxable year, the Participant notifies the Plan that he requests a return of part or all of his prior Plan Year's Tax Deferral Contributions which exceed said $7,000 limit (and any income allocable to such amounts) pursuant to Code Section 402(g) and the regulations thereunder, the Plan may (but is not required to) return (not later than the first April 15 after the Participant's taxable year ends) the amount of the Participant's Tax Deferral Contributions with allocable income (including income for the so-called "gap" period), which the Participant requested to be returned. The Participant's request will be limited solely to Tax Deferral Contributions deemed made in the immediately prior taxable year. The Committee shall establish such rules and regulations as it deems necessary to carry out the effect of this provision. The Committee will apply its rules and regulations uniformly with respect to each Participant.


     (d) Correction of Excess Contributions. If the Tax Deferral Contributions made on behalf of Plan Participants causes the Plan to fail the discrimination tests under Section 3.3(a), then any excess contributions and any allocable income (including income for the so-called "gap" period) shall be returned to the affected Participants no longer than 12 months after the close of the Plan Year in which the excess contribution was made. Any excess contributions to be distributed shall be reduced by excess deferrals previously distributed under Section 3.3(c).

               If a distribution becomes necessary, it will be first applied to the Participant who is the Highly Compensated Employee electing the highest percentage of Tax Deferral Contributions pursuant to Section 3.1(b) until the tests of Section 3.3(a) are met or until such Participant's election pursuant to Section 3.1(b) is reduced to the same percentage level as the Participant who is the Highly Compensated Employee electing the second highest percentage of Tax Deferral Compensation pursuant to Section 3.1(b). If further limitations are required, then both such Participants' percentage elections shall be reduced until the tests of Section 3.3(a) are met or until the two Participants' elections pursuant to Section 3.1(b) are reduced to the same percentage level as the Participant who is the Highly Compensated Employee electing the third highest percentage of Tax Deferral Contributions pursuant to Section 3.1(b), and such distributions shall continue to be made in a similar manner from the Participants who are Highly Compensated Employees making the highest percentage elections to the lowest until the tests of Section 3.3(a) are satisfied. Excess contributions shall be allocated to Participants who are subject to the family aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations.


     (e) Correction of Excess Aggregate Contributions. If the Employer Matching Contributions made on behalf of Plan Participants causes the Plan to fail the discrimination tests under Section 3.3(a), then any excess aggregate contributions and any allocable income (including income for the so-called "gap" period) shall be distributed to the affected Participants to the extent it is vested, or forfeited to the extent it is not vested, no longer than 12 months after the close of the Plan Year in which the excess aggregate contribution was made.

               If such distribution or forfeiture becomes necessary, it will be first applied to the Participant who is the Highly Compensated Employee receiving the highest percentage of Employer Matching Contributions pursuant to Section 3.2 until the tests of Section 3.3(a) are met or until such Participant's percentage pursuant to
          Section 3.2 is reduced to the same percentage level as the Participant who is the Highly Compensated Employee receiving the second highest percentage of Employer Matching Contributions pursuant to Section 3.2. If further limitations are required, then both such Participants' percentages shall be reduced until the tests of Section 3.3(a) are met or until the two Participants' percentages pursuant to Section 3.2 are reduced to the same percentage level as the Participant who is the Highly Compensated Employee receiving the third highest percentage of Employer Matching Contributions pursuant to Section 3.2, and such distributions shall continue to be made in a similar manner from the Participants who are Highly Compensated Employees receiving the highest percentages to the lowest until the tests of Section 3.3(a) are satisfied. Excess aggregate contributions shall be allocated to Participants who are subject to the family aggregation rules of
          Section 414(q)(6) of the Code in the manner prescribed by the regulations.


SECTION 3.4     CONDITIONS APPLICABLE TO EMPLOYER CONTRIBUTIONS

     (a) In no event shall the Employer contributions for any Plan Year exceed the amount deductible for such Plan Year for Federal income tax purposes.

     (b) Except as provided in Sections 3.1(a) and 3.3, Employer contributions in respect to any Plan Year shall be made within the time prescribed by law for the deduction of such contributions for purposes of that Employer's Federal income tax as determined by applicable provisions of the Code.

     (c) Except as otherwise provided in Section 3.7, any and all contributions made by an Employer shall be irrevocable and shall be transferred to the Trustee and held as provided in the Trust Agreement. Neither such contributions nor any income therefrom shall be used for, or diverted to, purposes other than for the exclusive benefit of, or on account of, Participants or their beneficiaries and payment of expenses of this Plan, to the extent such expenses are not paid by the Employer.

SECTION 3.5     RETURN OF CONTRIBUTIONS UNDER CERTAIN CIRCUMSTANCES

     Notwithstanding any of the other provisions of this Article III, all or any portion of the amounts contributed to the Plan by an Employer shall be returned to such Employer under the following circumstances:

     (a) Mistake of Fact -- If and to the extent that any contribution was made by mistake of fact, the Committee may direct the Trustee to return the contribution at any time within one (1) year after the payment of the contribution.

     (b) Nondeductibility -- If and to the extent that the Internal Revenue Service determines that a contribution is not deductible (in whole or in part) the Committee may direct the Trustee to return the disallowed contribution within one (1) year after the date of disallowance, and to make such other adjustments as may be equitable and practical.

SECTION 3.6     FUNDING POLICY AND METHOD

     The Company shall establish a funding policy and method consistent with ERISA.

SECTION 3.7     ROLLOVERS AND TRANSFERS

     Notwithstanding any provision of the Plan to the contrary, subject to the approval of the Committee or its designee, a Participant, or an Employee of the Employer who is not a Participant, may make and the Trustee may accept any contribution to the Plan qualifying as an eligible rollover distribution as described in Section 402(c) of the Code. Subject to the approval of the Committee, and pursuant to such Committee's written direction, the Trustee may also accept with respect to a Participant, or an Employee of the Employer who is not a Participant, after appropriate Internal Revenue Service prior approval (or lack of disapproval after the expiration of the appropriate period following proper notice to the Internal Revenue Service), a transfer of some or all of the assets of another plan or trust meeting the requirements of the Code concerning qualified plans and trusts. In addition, the Trustee shall accept with respect to a Participant, or an Employee of the Employer who is not a Participant, any direct transfer to the Plan of an eligible rollover distribution elected by such Participant or Employee pursuant to Section 401(a)(31) of the Code. Any contributions or transfers made under this Section 3.7 shall be credited as of the date of receipt thereof by the Trustee to a separate "Rollover Account" or "Transfer Account," as the case may be, established under the Plan for such Participant or Employee. For all purposes of the Plan such separate Account shall be treated like the Participant's other Accounts. An Employee of an Employer shall not become a Participant by reason of a rollover or transfer with respect to him or her under this Section 3.7 but shall have the rights of a Participant for purposes of borrowing from such separate Account and receiving distributions from such separate Account upon death or other termination of employment with the Company or a Related Company. In no event shall contributions or transfers under this Section (i) be treated as an "Annual Addition" (as defined in Section 1.3) for any Participant or (ii) be included in the "aggregate of the Accounts" under Section 14.8 if initiated by the Participant or Employee and made from the plan of an employer other than the Company or a Related Company.

     Notwithstanding the foregoing, with respect to each Participant or Employee who has elected, or is deemed to have elected, to transfer his interest in the Retirement Plan for Employees of M/A-COM, Inc. ("Retirement Plan") as a result of its termination, upon receipt of a favorable determination letter from the Internal Revenue Service for such termination of the Retirement Plan and the amendment and restatement hereof to provide for such transfer, such interest of that Participant or Employee shall be so transferred hereto, to be held hereunder for his benefit in a Transfer Account in accordance with the foregoing provisions of this Section 3.7, provided, however, that any withdrawal rights such Participant or Employee had under the Retirement Plan with respect to such transferred interest shall be continued hereunder with respect to the value of that interest as of the date of the transfer as increased or decreased by any gains or losses thereon since then.


                                   ARTICLE IV
                   PARTICIPANTS' ACCOUNTS AND THE TRUST FUND

SECTION 4.1     INDIVIDUAL ACCOUNTS

     The Committee shall establish and maintain (or cause to be established and maintained) the following separate accounts to disclose the interests of the Participants or their beneficiaries in the Trust Fund.

     (a) Tax Deferral Account -- This Account shall be credited with amounts attributable to the Tax Deferral Contributions made through the Participant's Compensation Savings Agreement pursuant to Section 3.1(b).

     (b) Employer Matching Account -- This Account shall be credited with all amounts attributable to Employer Matching Contributions allocated to the Participant pursuant to Section 3.2.

     (c) Employer Profit-Sharing Account -- This Account shall be credited with all amounts attributable to Employer Profit-Sharing Contributions allocated to the Participant under the Plan during the period from April 1, 1984 to December 31, 1988.

     (d) Pre-April 1, 1984 Employer Profit-Sharing Account -- This Account shall be credited with all Employer Profit-Sharing Contributions attributable to Employer Profit-Sharing Contributions which were made to the Prior Plan prior to April 1, 1984. Records of amounts contributed on behalf of a Participant prior to April 1, 1984 shall be maintained by a method that allows the account balance based on such contributions to be readily determinable.

     (e) Adams-Russell, Inc. 401(k) Account -- This Account shall be credited with all account balances of the Participant under the Adams-Russell Electronics Co., Inc. Tax Deferred Savings and Stock Ownership Plan as of December 31, 1989.

     (f) RHG Electronics Laboratory, Inc. 401(k) Account -- This Account shall be credited with all account balances of the Participant under the RHG Electronics Laboratory, Inc. Tax Deferred Retirement Savings Plan as of December 31, 1989.

     (g) Other Accounts -- Such other Accounts or subaccounts shall be maintained for each Participant as the Committee shall deem necessary or appropriate.

     All benefits, withdrawals and distributions paid to a Participant or a Participant's beneficiary shall be charged against the Participant's Accounts. The maintenance of the Accounts is only for accounting and record keeping purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Notwithstanding anything herein to the contrary, in regard to any balances in the Adams-Russell, Inc. 401(k) Account or RHG Electronics Laboratory, Inc. 401(k) Account, as increased or decreased by any gains or losses thereon since December 31, 1989, the respective Participant shall remain entitled hereunder to all optional forms of benefit (within the meaning of Code Section 411(d)(6) and any regulations thereunder) available with respect thereto under the applicable Adams-Russell Electronics Co., Inc. Tax Deferred Savings and Stock Ownership Plan or RHG Electronics Laboratory, Inc. Tax Deferred Retirement Savings Plan, under the terms of each such plan as in effect as of December 31, 1989 (including, but not limited to, those optional forms of benefit described in Schedule B), in addition to any optional forms of benefit (within the aforesaid meaning) generally applicable thereto hereunder.

SECTION 4.2     INVESTMENT OF PLAN ASSETS

     Except as otherwise provided in Section 5.1 with respect to Plan loans, all Tax Deferral Contributions to the Plan shall be invested and reinvested by the Trustee exclusively in shares of one or more of the Vanguard Funds, other than the M/A-COM Stock Fund, or in other investments authorized under the Plan and the Trust Agreement, as directed by the Participant, the Committee, or other named fiduciary (whichever is applicable) in accordance with the following directed investment provisions. As of February 1, 1992, all Employer Matching Contributions may be initially invested in the M/A-COM Stock Fund, at the discretion of the Company.

     Subject to the foregoing and to the following, the Trustee shall invest all amounts that are allocated to an Account of a Participant in investments authorized under the Plan and Trust Agreement as directed by the Participant. All such investment directions by Participants shall be timely furnished to the Trustee by the Committee, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Committee and communicated to the Trustee. To the extent any Participant fails to provide investment directions in accordance with such rules and procedures, the amounts so undirected shall be invested by the Trustee in the Vanguard Money Market Prime Reserves Fund or such other Vanguard Fund as the Committee may select. A Participant shall be permitted to change his investment directions both as to existing amounts in any of his Accounts and to future contributions by or on behalf of the Participant under the Plan. Any such change in investment directions shall be made in accordance with rules and procedures prescribed by the Committee, and shall be timely furnished to the Trustee. Notwithstanding the foregoing, the Trustee shall invest all or such portion of the assets of the Plan in investments authorized under the Plan and Trust Agreement as directed by the Committee or, in the alternative, by any other named fiduciary for the Plan, whom the Company identifies in a written document furnished to the Trustee as having the exclusive responsibility for managing and directing the investment of Plan assets. Any such investment directions by the Committee or other named fiduciary shall uniformly and ratably apply to all Participants similarly situated and shall, where applicable, be timely furnished to the Trustee.

     In making any investment of contributions under this Section 4.2, the Trustee shall be fully entitled to rely on the directions properly furnished to it under the foregoing provisions, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution to the Trust that is not accompanied by the necessary instructions directing its investment, the Trustee may hold or return all or a portion of the contribution uninvested, without liability for loss of income or appreciation, pending receipt of proper investment directions.

     Any allocation of contributions or earnings to the Account of a Participant under this Section 4.2 shall not cause the Participant to have any rights, title or interest in any assets of the Plan except at the time and under the terms and conditions expressly provided for in the Plan.

SECTION 4.3     ALLOCATION OF EARNINGS AND LOSSES

     The dividends, capital gains distributions, and other earnings received on any share or unit of a Vanguard Fund or on any other Plan investment that is specifically credited or earmarked to a Participant's Account in accordance with the directed investment provisions of Section 4.2 shall be allocated to such Account and immediately reinvested, to the extent practicable, in additional shares or units of such Vanguard Fund or other earmarked Plan investment.

     Any Plan earnings or losses attributable to the investment of a Participant's Account in a loan to the Participant under Section 5.1 shall be allocated to the Participant's Account in accordance with the procedures of
Section 5.1.

     To the extent not otherwise provided under the foregoing provisions of this
Section 4.3, the assets of the Plan shall be valued at their current fair market value as of each Valuation Date, and the earnings or losses of the Plan since the immediately preceding Valuation Date shall be allocated to the Accounts of all Participants or former Participants in the ratio that the fair market value of each Account as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date, bears to the total fair market value of all Accounts as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date.

SECTION 4.4     FORFEITURES

     If any forfeitures should occur in a Plan Year due to the termination of Participants who have not become fully vested in their Employer Matching Account, such nonvested portion shall be applied to reduce the Employer's Matching Contribution for any succeeding Plan Year.

SECTION 4.5     MAXIMUM ANNUAL ADDITIONS

     Notwithstanding anything contained herein to the contrary, the total Annual Additions made to a Participant's Accounts for any Plan Year shall not exceed the amount permitted under Section 415 of the Code.

SECTION 4.6     NOTICE TO PARTICIPANTS

     Within a reasonable time after the last day of each Plan Year, and as of such other dates as shall be determined by the Committee, the Committee shall notify each Active Participant of his Account Balance as of such last day or other date.


                                    ARTICLE V
                        LOANS AND IN-SERVICE WITHDRAWALS

Section 5.1     Loans

     An Active Participant may, upon proper application to the Committee, borrow from the Trust Fund, subject to the following conditions.

     (a) The amount of any loan shall not exceed the lesser of (i) $50,000, reduced by the highest outstanding balance of any loans to him hereunder during the twelve-month period immediately preceding the date of the requested loan, or (ii) fifty percent (50%) of the Participant's Vested Account Balance. Subject to the foregoing, the minimum amount of any loan shall be $500.

     (b) A reasonable rate of interest shall be charged on such loan in accordance with standards established by the Committee.

     (c) Loans may be granted for periods not to exceed five (5) years and no more than two (2) loans may be outstanding at a time.

     (d) All loans shall be repaid by substantially level payments of principal and interest not less frequently than quarterly over the term of the loan by payroll deduction as outlined in the loan agreement between the Trustee and the Participant.

     (e) If a Participant does not repay his loan according to the terms agreed upon by the Participant and the Trustee, the Trustee may deduct the outstanding loan amount and any interest then due from the balance of the Participant's Accounts in the Plan (other than his Tax Deferral Account, Adams-Russell, Inc. 401(k) Account or RHG Electronics Laboratory, Inc. 401(k) Account, if he is then less than age 591/2), and in addition or alternatively, exercise such rights or remedies as it may have as a creditor of the Participant, and any expenses incurred by the Trustee in exercising such rights or remedies shall be chargeable to the Participant's Accounts to the extent permitted by law.

     (f) A Participant may prepay the loan at any time by paying the outstanding principal balance due and interest to the date of the prepayment.

     (g) Upon the Participant's termination of employment, the amount of any loan outstanding shall be deducted from the Participant's Account Balance; provided, however, that, effective as of May 10, 1994, any such terminated Participant may, within 30 days after his last pay date, prepay any part or the whole of any outstanding loan, and any balance remaining after such partial or full prepayment shall then be deducted from the Participant's Account Balance.

     (h) To the extent permitted by law, the Trustee shall not be liable for any loss occasioned to the Trust Fund should it be determined that any loan does not meet the "prudent man" standards of Section 404 of ERISA.

     (i) Loans shall be made in accordance with a uniform nondiscriminatory policy and such written rules consistent with the provisions hereof which are from time to time established by the Committee and incorporated herein by reference.

     (j) For the purpose of Sections 5.1(a) (other than the limitation in Section 5.1(a)(ii) on any loan to fifty percent (50%) of the Participant's Vested Account Balance) all qualified plans maintained by the Company or Related Company shall be treated as one (1) plan.

     (k) Loans shall be considered an investment of the Accounts of the Participant from which the loan is made, and all loan repayments by the Participant shall be credited to such Accounts and reinvested in accordance with the procedures established by the Committee.

     (l)  Except as otherwise provided below, no loan may be made under this
          Section 5.1 unless either -- (i) the spouse of the Participant requesting such loan consents in writing to such loan and the use of the Participant's Accounts as security for such loan and security interest and is witnessed by the Employer or a notary public; or (ii) it is established the satisfaction of the Committee that the Participant has no spouse, or that the spouse's consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to
          Section 417 of the Code. Spousal consent hereunder shall be valid only if obtained no more than 90 days prior to the date on which such loan is to be so secured.

     Notwithstanding anything to the contrary in the Plan, no loan shall be made which shall constitute a distribution within the meaning of Code Section 72(p).

SECTION 5.2     WITHDRAWALS WHILE EMPLOYED

     Subject to Section 4.1, while still employed by the Company or a Related Company, a Participant may elect to withdraw his vested pre-April 1, 1984 Profit-Sharing Account balance or his pre-April 1, 1984 after-tax employee contributions account balance, if any, providing he has no loans outstanding under the provisions of Article V or any other qualified plan maintained by the Company or Related Company. The amount withdrawn must represent the total vested value of such Account at the time of withdrawal.


                                   ARTICLE VI
                                    BENEFITS


SECTION 6.1     RETIREMENT BENEFITS

     A Participant will be eligible for retirement benefits under the Plan upon:

     (a)  terminating employment after becoming age sixty-five (65), or

     (b) terminating employment after becoming age fifty-five (55) and completing five (5) Years of Service.

     His retirement benefit shall be payable pursuant to Section 7.1 in an amount equal to his Account Balance determined as of the Participant's date of payment of his benefits hereunder.

SECTION 6.2     TERMINATION BENEFITS

     A Participant who terminates his employment with the Company or Related Company for any reason other than as outlined in Section 6.1 will be entitled to receive the total value of his Employer Profit-Sharing Account, Pre-April 1, 1984 Employer Profit-Sharing Account, Tax Deferral Account, Adams-Russell, Inc. 401(k) Account, and RHG Electronics Laboratory, Inc. 401(k) Account, if any. A terminating Participant's Vested Account Balance in his Employer Matching Account will be determined in accordance with the following schedule:

        Years of Service                Vested Percentage

            Less than 2                           0%
                      2                          25%
                      3                          50%
                      4                          75%
                      5 or more                 100%

     Notwithstanding the foregoing, a Participant's Vested Percentage under the above schedule shall be 100% upon his 65th birthday.

     The determination of a Participant's Vested Account Balance will be based upon the Participant's date of payment of his benefits hereunder.

SECTION 6.3     YEARS OF SERVICE

     Subject to Section 1.36, for the purpose of determining a Participant's, other than a Retired Participant's, vested interest in his Employer Matching Account, Employer Profit-Sharing Account and Pre-April 1, 1984 Employer Profit-Sharing Account all Years of Service shall be taken into account.

SECTION 6.4     REPAYMENT OF DISTRIBUTED BENEFITS

     A Participant terminating service with a Vested Account Balance as determined in Section 6.2 who is reemployed may elect to repay his termination distribution. Such payment must be made prior to the close of the period in which the Participant would have incurred five (5) consecutive one-year Breaks-in-Service. If the repayment is made within the time prescribed, the amount in each of the Participant's Accounts in which the Participant was considered unvested will be restored to his Accounts. The restoration will be made from the forfeiture amount determined pursuant to Section 4.4 for the Plan Year of repayment. If such amount is insufficient, the restoration will be made from the Employer contributions for the subject Plan Year.

SECTION 6.5     DEATH BENEFITS

     Benefits payable with respect to Participants on their respective deaths shall be as follows:

     (a) Death Prior to Benefit Commencement. In the case of a Participant who dies while an Employee and before any distribution of his benefits hereunder, his designated beneficiary shall be eligible to receive his Vested Account Balances. In the case of a Participant who is then a former Employee and dies before receiving any distribution of his benefits hereunder, his designated beneficiary shall be entitled to such benefits. In either such case, if such Participant's designated beneficiary is his spouse, payment must commence no later than the date on which the Participant would have attained age 701/2. If the Participant has designated as his beneficiary an individual other than his spouse, payment must commence no later than one (1) year after the date of the Participant's death (except as may be provided in regulations pursuant to Section 401(a)(9) of the Code). In either case, payment may be made (i) in a lump sum, (ii) in a series of substantially equal annual (or more frequent) installments over a period not exceeding the beneficiary's life expectancy, or (iii) in the form of an annuity not exceeding the beneficiary's life, all as determined as provided in Section 7.1, but subject to the following. In any case other than those described above, the Participant's entire benefit hereunder must be distributed within five (5) years after his death (i) in a lump sum or (ii) in a series of substantially equal annual (or more frequent) installments, as determined and provided in
          Section 7.1. Life expectancy will be determined by use of the return multiples specified in Section 1.72-9 of the Income Tax Regulations, unless otherwise provided in regulations pursuant to Section 401(a)(9) of the Code. Life expectancy of a surviving spouse may be recalculated annually. In the case of any beneficiary other than a surviving spouse, such life expectancy shall be calculated at the time payment first commences without further recalculations. If the beneficiary of a Participant described in this Section 6.5 is his surviving spouse, and such surviving spouse dies before payment commences, the above provisions shall apply as though such surviving spouse were the Participant.


     (b) Death After Benefit Commencement. In the case of a Participant who dies after having begun to receive a distribution of his benefits hereunder, but prior to the payment of the entire amount thereof, distribution of those benefits shall continue after his death to his designated beneficiary in the same form, and over a period no longer than, as elected under Section 7.1.

     (c) Qualified Preretirement Survivor Annuity. Notwithstanding anything herein to the contrary, if any Participant --

               (A) who has not retired or otherwise terminated employment with the Employer either (i) dies within the period beginning with the earliest date he would have been entitled to a benefit hereunder if he terminated employment with the Employer for a reason other than retirement or death, and ending on attainment of age sixty-five (65) or (ii) dies after attainment of age sixty-five (65), or

               (B) who dies either (i) after he has retired early hereunder, or has retired on or after attainment of age sixty-five (65), or (ii) dies after he has otherwise terminated employment with the Company or a Related Company pursuant to Section 6.2, but in either case prior to the commencement of his benefits, -- and leaves a surviving spouse, then unless the Participant elects otherwise in accordance with the following provisions of this Section 6.5(c) such surviving spouse shall be entitled to a "qualified preretirement survivor annuity." For the purposes hereof, "qualified preretirement survivor annuity" means a monthly annuity the present value of which shall equal the Participant's Vested Account Balance. For the purposes of this Subsection (c), a surviving spouse shall begin to receive a qualified preretirement survivor annuity at the earliest date the Participant could have elected to retire early unless such surviving spouse elects a later date on a form approved by and filed with the Committee.

               A Participant may elect, within the period hereinafter described, not to have any qualified preretirement survivor annuity apply to him. The election period for such waiver shall be the period commencing on the first day of the Plan Year in which the Participant attains age 35 and ending at his death, provided, however, that when a Participant's employment with the Employer terminates, such election period shall commence on the date of such termination, with respect to the balance of his Accounts as of such date. Such election shall be made in writing in a form acceptable to the Committee, and shall not take effect until either (i) the Participant's spouse consents in writing to such election, and the spouse's consent acknowledges the effect of such election and is witnessed by a notary public, or (ii) it is established the satisfaction of the Committee that the Participant has no spouse, that the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code. Any such election may be revoked at any time during the period in which such an election may be made, any such revocation to be made in writing by the Participant in a form acceptable to the Committee and no such election or revocation being effective until its delivery to the Committee.

               Notwithstanding the foregoing, a Participant's surviving spouse may in any case elect in writing upon a form acceptable to, and within such time as may be established by, the Committee to receive the distribution of the Participant's Vested Account Balance in an immediate lump sum or in installments pursuant to Section 7.1, in lieu of the qualified preretirement survivor annuity.


                                   ARTICLE VII
                              BENEFIT DISTRIBUTIONS


SECTION 7.1     FORM OF RETIREMENT OR DEATH PAYMENTS

     Subject to Sections 6.5 and 7.8, Participants or beneficiaries entitled to receive benefits upon the Participant's retirement or death may elect to receive benefits in one of the three methods described below:

     (i)  A lump sum payment,

     (ii) Periodic payments for five (5) or ten (10) years or such other period required by the Code, or

     (iii)An annuity payable either to the Participant or to the Participant and his spouse, or to his beneficiary with respect to death benefits (which annuity may be funded in the Committee's discretion through the purchase of a nontransferable annuity contract purchased from an insurance company);

          provided that (1) such election does not extend the payment beyond the life or lives of the Participant and his contingent annuitant or other designated beneficiary or over a period certain longer than the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his contingent annuitant or other designated beneficiary, (2) the amount payable for each calendar year under the method elected is not less than the quotient obtained by dividing the Participant's benefit by the lesser of (A) the applicable life expectancy or (B) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, and (3) no annuity under clause (iii) above shall be permitted if the present value of the benefits payable hereunder is equal to or less than $3,500. Payments shall be made monthly, quarterly, semi-annually or annually as determined by the Participant or beneficiary.

SECTION 7.2     FORM OF TERMINATION PAYMENTS

     Subject to Sections 7.5, and 7.8, Participants who terminate their employment with the Company or a Related Company pursuant to Section 6.2 may elect to receive benefits as an immediate lump sum payment or defer them to the earliest date he would have been eligible for retirement benefits under Section
6.1 (with the right then to elect a lump sum payment), provided, however, that if the value of such benefits is equal to or less than $3,500 they shall be paid out as an immediate lump sum payment.

SECTION 7.3     WITHDRAWAL

     Subject to Section 4.1, all withdrawals during employment shall be paid in a lump sum payment.

SECTION 7.4     ELECTIONS AS TO MANNER OF PAYMENT OR COMMENCEMENT DATE

     A Participant's or his beneficiary's election as to the form of payment of benefits, or an election of the commencement date of his benefits by a Participant who terminated employment with the Company or a Related Company pursuant to Section 6.2, shall be submitted in writing to the Committee within such time as may be established by the Committee following the Participant's retirement, disability, termination of employment, or death. Notwithstanding anything herein to the contrary, the election of a deferred commencement date under Section 7.2 by a terminated Participant may be revoked only if an immediate lump sum payment of his benefits is elected instead (with his spouse's consent, if applicable).

SECTION 7.5     LATEST COMMENCEMENT OF BENEFITS

     A Participant's (or his beneficiary's) benefits shall commence no later than sixty (60) days after the latest of:

     (i)  The close of the Plan Year in which he attains age sixty-five (65);

     (ii) The tenth (10th) anniversary of the close of the Plan Year in which he commence participation in the Plan; or

     (iii) The close of the Plan Year in which he ceased to be an Employee.

     If the amount of the payment required to commence on the date determined hereunder cannot be ascertained or the Committee is unable to locate the Participant, a payment retroactive to such date may be made no later than sixty
(60) days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located (whichever is applicable). Notwithstanding anything contained herein to the contrary, any benefits to which a Participant is entitled shall commence not later than the April 1 following the calendar year in which the Participant attains age 701/2, whether or not his employment had terminated in such year, provided that, such rule shall only apply to 5% owners (as defined in Section 416 of the Code) of the Employer prior to April 1, 1990. A Participant, other than such a 5% owner, who attained age 701/2 prior to 1988 shall begin receiving benefits no later than the April 1 following the calendar year in which he terminates employment. Such distributions shall be at least equal to the required minimum distributions under the Code.

     Notwithstanding anything herein to the contrary, any Participant retiring under Section 6.1 may postpone the commencement date for the payment of benefits to such later date occurring on or before the April 1 following the end of the calendar year in which he reaches age 701/2 as he may elect in writing on a form acceptable to the Committee and filed with it, which election may later be revoked or changed in a similar manner.

SECTION 7.6     BENEFICIARY DESIGNATION

     Each Participant who has an Account Balance may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his beneficiary or beneficiaries for the payment of any Plan benefits remaining at the time of his death. Each beneficiary designation shall be filed by the Participant in the form prescribed by the Committee. A beneficiary designation may be changed or revoked without the consent of any person, except as otherwise provided below.

     If a married Participant designates a beneficiary other than his spouse, such designation must be accompanied by a notarized written statement signed by such spouse consenting to the beneficiary designation. The Committee may waive this requirement only upon adequate proof from the Participant that the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code.

     If a Participant fails to designate a beneficiary, or if he is not survived by his beneficiary or beneficiaries, any death benefit payable hereunder shall be paid to the following listed parties in order of priority:

     (a)  His spouse;

     (b)  His natural and adopted children or their issue per stirpes;

     (c)  His parents or the survivor thereof;

     (d)  His brothers and sisters or their issue per stirpes; or

     (e)  His estate;

          and if payable to more than one person in a class, all persons in that class shall share equally except in the case of parties listed in clauses (b) and (d) above.

     In the event that a secondary beneficiary has not been designated, or if the secondary beneficiary has predeceased the beneficiary, the beneficiary may designate a beneficiary to receive any unpaid Plan benefits at his death. If no beneficiary is designated, unpaid Plan benefits will be distributed in accordance with the order of priority listed above for the beneficiary.

SECTION 7.7     MODE OF PAYMENT

     The benefits provided by this Article VII shall normally be payable in cash; although, the Committee may, in special circumstances, direct the Trustee to distribute benefits in whole or in part in the form of securities or other Trust assets. Notwithstanding the preceding sentence, with respect to distributions made on or after January 1, 1993, a Participant who is entitled to a distribution hereunder and whose benefit hereunder includes an interest in at least 100 shares of common stock of the Company in the M/A-COM Stock Fund, may elect to receive such shares of stock in-kind, in lieu of cash.

SECTION 7.8     JOINT AND SURVIVOR ANNUITY; LIFE ANNUITY

     Notwithstanding anything herein to the contrary, if a Participant is married on the date his benefit commences, his benefit under the Plan shall be payable in the form of a "qualified joint and survivor annuity," unless he has elected to waive such form as hereinafter in this Section 7.8 provided. For purposes hereof, the term "qualified joint and survivor annuity" means an annuity for the life of the Participant with a survivor annuity for the life of his spouse equal to one half of the amount payable during the joint lives of the Participant and his spouse, and which qualified joint and survivor annuity is the Actuarial Equivalent of his benefit otherwise payable hereunder.

     A Participant who is married on his benefit commencement date hereunder may elect to waive the payment of his benefit in the form of a qualified joint and survivor annuity by filing an election to such effect with the Committee on a form approved by it within the ninety (90) day period prior to his benefit commencement date hereunder. A Participant who is then unmarried may similarly elect to waive the annuity form of benefit. No such election, however, shall take effect unless either (i) the Participant's spouse, if any, consents in writing to such election, and the spouse's consent acknowledges the effect of such election and is witnessed by a notary public, or (ii) it is established the satisfaction of the Committee that the Participant has no spouse, or that the spouse's consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code. Any such election may be revoked at any time during the period in which such an election may be made, such revocation being made in writing by the Participant on a form acceptable to the Committee. No such election or revocation shall be effective until it is delivered to the Committee. Any consent necessary under this provision shall be valid only with respect to the spouse who signs the consent, or in the situation described in clause (ii), the spouse there in question.

     Notwithstanding the foregoing, in the case of a Participant the balance of whose Accounts hereunder at no time exceeded $3,500, or in any case in which the Participant's surviving spouse consents thereto in writing, the Committee shall make distribution thereof in a lump sum.

     If a Participant is not married on such commencement date then unless he elects otherwise in accordance with this Section 7.8, his benefits shall be payable in the form of an annuity for life.

SECTION 7.9     AVAILABILITY OF DIRECT ROLLOVERS

     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article VII, with respect to any distribution made on or after January 1, 1993, a Distributee of a benefit hereunder may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (b) Definitions. For purposes of this Section 7.9, the following words and phrases when used herein shall have the following meanings and shall be in addition to any other words and phrases defined elsewhere in the
          Plan:

               (1) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is(are) reasonable expected to total less than $200 during a year.

               (2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               (3) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of such spouse or former spouse.

               (4) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

               The provisions of this Section 7.9 shall be administered in accordance with the terms of a "Direct Rollover Program," not inconsistent with this Section 7.9 or with any provision of Section 401(a)(31) or 402 of the Code, which is adopted and amended from time to time by the Committee, and which is incorporated herein by this reference.


                                  ARTICLE VIII
                                 ADMINISTRATION


SECTION 8.1     ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR
                ADMINISTRATION

     (a) The Fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given to them under the Plan or the Trust Agreement; provided, however, a Fiduciary (i) may serve in more than one fiduciary capacity in respect to the Plan (ii) may delegate other than Fiduciary's responsibilities and (iii) may employ one or more parties to render advice with regard to responsibility he has under the Plan.

     (b) The Employer shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan.

     (c) The Company shall have the sole authority to appoint and remove the Trustee and members of the Committee and to amend or terminate, in whole or in part, the Plan and the Trust Agreement. The Company, by written instrument filed with the records of the Plan may designate Fiduciary capacities and/or Fiduciaries other than those named herein.

     (d) The Committee shall have the sole responsibility for the administration and management of the Trust Fund except as provided by the Committee.

SECTION 8.2     INDEMNIFICATION

     The Company shall indemnify each member (and former member) of the Committee and any other employee, officer or director (and former employee, officer or director) of the Company or a Related Company against any claims, loss, damage, expense and liability (other than amounts paid in settlement not approved by the Company) reasonably incurred by him in connection with any action or failure to act to which he may be a party by reason of his membership on the Committee or performance of an authorized duty or responsibility for or on behalf of the Company or a Related Company pursuant to the Plan or Trust Agreement unless the same is determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Company shall be made only to the extent (i) such expense or liability is not payable to or on behalf of such person under liability insurance coverage, and (ii) the Trust is precluded from assuming such expense or liability under ERISA or other applicable law. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

SECTION 8.3     THE COMMITTEE -- GENERAL

     The Plan shall be administered by a Committee consisting of at least three
(3) persons who shall be appointed by and serve at the pleasure of the Chief Executive Officer of the Employer (the "CEO") and who shall report from time to time to the Employer's Compensation Committee as requested by such committee. A person who is selected as a member of the Committee also may serve in one or more other fiduciary capacities with respect to the Plan and may be a Participant. The CEO shall have the right to remove any member from the Committee at any time, and a member may resign at any time by written resignation to the CEO in which events, the CEO may fill the vacancy. All usual and reasonable expenses of the Committee members incurred by them in the administration of the Plan and Trust Fund, including but not limited to fees and expenses of professional advisors, may be paid in whole or in part by the Employer, and any expenses not so paid shall be paid out of the Trust Fund. Committee members who are full-time employees of the Employer shall not receive compensation with respect to their services as a member of the Committee.

SECTION 8.4     RECORDS AND REPORTS

     The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with the Code, ERISA, and governmental regulations issued thereunder relating to qualified employee profit-sharing plans. The Employer and the Committee shall each keep or cause to be kept such Employee and Participant data and other records, and shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purpose of the Plan. Neither the Employer nor the Committee shall be required to duplicate any records kept by the other.

SECTION 8.5     OTHER COMMITTEE POWERS AND DUTIES

     The Committee shall have such duties and powers as may be necessary for it to discharge its duties hereunder, including, but not limited to, the following:

     (a) To construe and interpret the Plan, including the supply of any omissions in accordance with the intent of the Plan, to the extent provided by law, deciding all questions of eligibility, determining the amount, manner and time of payment of any benefits hereunder, and to authorize the payment of benefits;

     (b) To prescribe forms and procedures to be followed by the Participants and beneficiaries filing applications for benefits;

     (c) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

     (d) To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

     (e) To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

     (f) To receive, renew, and keep on file (as it may deem convenient or proper) reports of the financial condition, and the receipts and disbursements of the Trust Fund;

     (g) To appoint, employ or designate individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

     (h) To make such equitable and practical adjustments as may be necessary to correct mistakes of fact or other errors;

     (i) To exercise such other powers and duties as the Board may delegate to it;

     (j) To make recommendations to the Board regarding the structure, administration and operation of the Plan;

     (k) To direct the Trustee or any other party designated by the Trustee or the Committee regarding the investment of the assets of the Plan; and

     (l) To appoint an Investment Manager to manage assets of the Plan in accordance with any Trust Agreement hereunder.

     The Committee may retain auditors, accountants, physicians, actuaries, legal counsel, consultants and other professional advisors selected by it. To the extent permitted by law any Committee member or other Fiduciary may himself act in any such capacity, and any such auditors, accountants, physicians, legal counsel, consultants or other professional advisors may act in a similar capacity for any Employer and/or any Non-Participating Related Company and may be Employees of any Employer and/or any Non-Participating Related Company.

     The opinion of, or information or data contained in, any certificate or report or other material prepared by any such auditor, physician, actuary, accountant, legal counsel, consultant, or other professional advisor, shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Committee or other Fiduciary in good faith and in accordance with such opinion or information and no member of the Committee or other Fiduciary shall be deemed imprudent by reason of any such action.

SECTION 8.6     RULES AND DECISIONS

     The Committee may adopt such nondiscriminatory procedures and rules (consistent with the provisions of the Plan) as it deems necessary, desirable or appropriate for proper and efficient Plan administration. When making any determination, the Committee shall be entitled to rely upon information furnished by a Participant or beneficiary, an Employer, the legal counsel of an Employer, an actuary, consultant, or the Trustee. The determination of the Committee as to any disputed question arising hereunder shall be final and conclusive upon all persons.

SECTION 8.7     COMMITTEE PROCEDURES

     The Committee may act at a meeting, whether in person, or otherwise, or in writing without a meeting. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. No Committee member who is a Participant shall have any vote in any decision of the Committee made uniquely with respect to such Committee member or his benefits hereunder.

SECTION 8.8     AUTHORIZATION OF BENEFIT PAYMENTS

     The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

SECTION 8.9     APPLICATION AND FORMS OF PAYMENT

     The Committee shall notify each Participant of his entitlement to receive benefits under the Plan and shall provide appropriate forms on which such application for benefits is made. The Committee and the Employer may rely on the correctness of all information submitted by a Participant and they shall also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, and shall not be deemed imprudent by reason of so doing.

SECTION 8.10    FACILITY OF PAYMENT

     Whenever in the Committee's opinion a person entitled to receive any payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payment to the legal representative of such person. Any such payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any person making such direction or payment.

     If any beneficiary of any Participant or former Participant shall be a minor, the Trustee shall be fully protected in making any payment required to be made to such minor to any person who is a custodian or guardian for such minor.

SECTION 8.11    CLAIMS PROCEDURE

     Each Participant or beneficiary claiming a benefit under the Plan must complete and file such application forms with the Committee as it may reasonably require. One Committee member (or designee) shall be designated to review all applications for benefits. The reviewer shall notify the claimant in writing of the reviewer's decision within ninety (90) days of his receipt of the application. If special circumstances require any extension of time (not to exceed ninety (90) days) for processing the claim, the claimant will be notified in writing of the extension prior to the expiration of the initial ninety (90) day period.

     The reviewer shall make all determinations on behalf of the Committee as to the right of any claimant to a benefit. Any denial by the reviewer of the claim for benefits shall be stated in writing and delivered or mailed to the claimant setting forth specific reasons for the denial and, if applicable, a description of additional material or information necessary for the claimant to perfect his claim. If the reviewer rejects the application solely because the claimant failed to furnish certain necessary material or information, the notice shall explain what additional material is needed and why, and advise the claimant that he may refile a proper application under the above claim procedure.

SECTION 8.12    APPEAL AND REVIEW PROCEDURE

     If a claim has been denied by the reviewer pursuant to Section 8.11, the claimant may appeal the denial within sixty (60) days after receipt of written notice thereof by submitting in writing to the Committee a request for review of the denial of such claim.

     A claimant may also submit a written statement of issues and comments concerning his claim, and he may request an opportunity to review the Plan, the Trust Agreement and any other pertinent documents (which shall be made available to him by the Committee within thirty (30) days after its receipt of a copy of the request) at a convenient location during regular business hours.

     If an appeal is made, the Committee shall render its final decision with the specific reasons therefor in writing and transmit it to the claimant by certified mail within sixty (60) days of its receipt of the request for review.

SECTION 8.13    EVIDENCE

     Evidence required of anyone under the Plan may be given by certificate, affidavit, document or in such other form as the person to whom such evidence is given considers appropriate.


                                   ARTICLE IX
                  AMENDMENT, RIGHT TO DISCONTINUE CONTRIBUTIONS


SECTION 9.1     RIGHT TO AMEND

     The Company, acting through the Board or by any person authorized by the Board, reserves the right at any time and from time to time to modify or amend in whole or in part any or all of the provisions of the Plan; provided, however, that no such modification or amendment may result in a retroactive reduction in a Participant's Account Balance; and further provided, however, that the Board in its sole discretion may make any modifications or amendments, additions or deletions in the Plan, retroactively if necessary, regardless of their effect on the rights of any particular Participants, which it deems necessary for the Plan to maintain its qualification under Code Sections 401(a) and 401(k) and for the Trust Fund to maintain its tax-exempt status under Code Section 501(a).

SECTION 9.2     DISCONTINUANCE OF CONTRIBUTIONS

     In the event of a permanent discontinuance of contributions to the Plan by the Employer, the accounts of all Participants, as of the date of such discontinuance, shall become fully vested and nonforfeitable to the extent required by law. In the event that an Employer's contributions are discontinued without termination of the Plan as it applies to the Employees of such Employer, the Plan shall be deemed suspended and the Trust Fund as it so applies shall be continued until such time as the Board shall terminate the Trust Fund or until all Trust Fund assets have been fully distributed in accordance with applicable provisions of the Plan.


                                    ARTICLE X
                                PLAN TERMINATION


SECTION 10.1    RIGHT TO TERMINATE

     The Company expects the Plan to be continued indefinitely but in accordance with the procedures set forth in this Article, the Company by action of the Board may terminate the Plan at any time.

SECTION 10.2    TERMINATION

     Upon termination of the Plan in whole or in part with respect to a group of Participants, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of such Participants, the interest of such Participants in the Trust Fund. The funds so allocated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 10.4.

SECTION 10.3    LIQUIDATION OF THE TRUST FUND

     Upon termination or partial termination of the Plan, the Participants' Account Balances (or those of Participants affected by a partial termination, if applicable) shall become fully vested, and the Committee shall direct the Trustee to distribute to Participants and/or beneficiaries, after payment of applicable expenses, the amounts in their Accounts (as the same may be adjusted from time to time) within such time as the Committee shall direct.

SECTION 10.4    MANNER OF DISTRIBUTION

     Any distribution after termination of the Plan may be made in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuities (individual or group) as the Committee may determine.


                                   ARTICLE XI
                             SUCCESSOR EMPLOYER AND
                        MERGER OR CONSOLIDATION OF PLANS


SECTION 11.1    SUCCESSOR EMPLOYER

     In the event of the dissolution, merger, consolidation or reorganization of the Company or an Employer, provision may be made by which the Plan and Trust Fund will be continued by the successor and, in that event, such successor shall be substituted for such Employer under the Plan. Unless otherwise provided, the substitution of the successor shall constitute an assumption of the Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company or such Employer as applicable under the Plan. The applicable provision of Section 11.2 shall apply in the event of a merger, consolidation or reorganization among Related Companies any one or more of which is an Employer.

     In the event that any entity other than an Employer shall acquire any plant, division, department or operation of an Employer as a going concern, then the Company may cause any part of the Trust Fund which is allocable to (as determined by the Board) to Participants who thereupon become employed (directly or indirectly) by the acquirer, and the beneficiaries of such Participants, to be segregated and deposited in a separate fund, which fund shall thereafter be governed by the provisions of the Plan, until amended. Unless otherwise provided, such event shall constitute the assumption by the acquirer (through such separate plan) of the Plan's liabilities related to the acquirer's employees and the acquirer shall have all powers, duties and responsibilities of an Employer under the separate plan. In such case, the Plan shall not be terminated or discontinued in whole or in part as it applies to any successor employer.

     Alternatively, the Company may discontinue the Plan as to such acquired employer or unit, in which case the allocable part of the Trust Fund shall be segregated as provided above and applied as provided in Section 10.2, without such discontinuance resulting in full vesting unless required by law.

SECTION 11.2    MERGER, SPINOFF AND TRANSFER

     Neither the merger of any Employer with any other organization nor the merger of the Plan with any other qualified plan shall, in and of itself, result in the termination of the Plan or be deemed a termination of employment as respect any Employee. However, the Plan may not be merged nor its assets transferred to any other employee benefit plan unless:

     (a) The benefit to which each Participant and beneficiary would be entitled upon termination of the Plan immediately after such merger will be equal to or greater than the benefit to which he would be entitled if the Plan were to terminate immediately prior to such merger, except as otherwise specified or allowed by applicable Federal law or regulations;

     (b) Resolutions of the Board respecting the Plan, and of any new or successor Employer employing Participants, shall authorize such transfer of assets; and

     (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

     Subject to the foregoing, the Committee may, by written instructions to the Trustee, transfer all or a portion of a Participant's Accounts under the Plan to another plan or trust which satisfies the requirements of the Code relating to qualified plans and trusts, provided such amount is otherwise payable to the Participant or the Participant is no longer covered by the Plan.


                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS


SECTION 12.1    NONGUARANTEE OF EMPLOYMENT

     Nothing contained in the Plan or in the forms issued pursuant to the Plan shall be construed as a contract of employment or re-employment between a Company or any Related Company and any employee, or as a right of any employee to be continued in the employment of the Company or a Related Company or to be rehired by the Company or a Related Company or as a limitation of the right of the Company or a Related Company to discharge any of its employees.

SECTION 12.2    RIGHTS TO TRUST ASSETS

     No Employee shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund.

     Neither the Trustee, the Committee, the Company, nor any Related Company in any way guarantees the Trust Fund from loss or depreciation nor does the Company or a Related Company guarantee any payment to any person.

     Except as otherwise provided by law and in the case of loans granted pursuant to Section 5.1, no benefit, payment or distribution under the Plan shall be subject either to the claim of any creditor of a Participant, spouse or beneficiary, or to attachment, garnishment, levy (other than a Federal tax levy under Section 6331 of the Code), execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under the Plan, provided that nothing contained herein shall prevent payments made pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. Notwithstanding anything herein to the contrary, to the extent permissible under applicable law and authorized under any such qualified domestic relations order, Plan benefits may be paid to an alternate payee thereunder prior to the earliest date they could otherwise have been paid to the respective Participant.

     The Trust Fund shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     If any Participant's benefits are garnished or attached by order of any court, or if any dispute arises as to the amount or proper recipient of any amount payable to or on behalf of a Participant under the Plan, the Committee may elect to bring an action for a declaratory judgment or instructions in a court of competent jurisdiction to determine the proper amount or recipient of the benefits to be paid by the Plan, or the Committee may direct the Trustee to withhold such benefits until the matter has been resolved to the satisfaction of the Committee. During the pendency of an action for a declaratory judgment, or for instructions, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court as it may deem proper at the close of said action.

SECTION 12.3    CORRECTION OF ERRORS

     If an error in any Account or record is discovered which would result in any Participant's Account being more or less than it would have been had the error not been discovered or had the record been correct, the Committee and the Trustee shall correct the error by adjusting, to the extent reasonable and practicable, the Accounts or records, as the case may be. Any such correction shall be conclusive and binding on all Participants.


                                  ARTICLE XIII
                               GENERAL PROVISIONS


SECTION 13.1    CONSTRUCTION

     In the construction of the Plan, the masculine shall include the feminine and the singular the plural in all cases where such meaning would be appropriate.

SECTION 13.2    CONTROLLING LAW

     The laws of the Commonwealth of Massachusetts shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that they are not preempted by the laws of the United States of America.

SECTION 13.3    EFFECT OF INVALIDITY OF PROVISION

     If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

SECTION 13.4    EXECUTION -- NUMBER OF COPIES

     The Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument which shall be sufficiently evidenced by any one.


                                   ARTICLE XIV
                              TOP-HEAVY PROVISIONS


     For purposes of this Article XIV, the following words and phrases when used herein shall have the following meanings, unless a different meaning is plainly required by the context, and shall be in addition to any other words and phrases defined elsewhere in the Plan:

SECTION 14.1    AGGREGATION GROUP

     A group of plans that include each plan (regardless of whether the plan has terminated) adopted by the Employer or a Related Employer:

     (a)  in which a Key Employee participates or participated, or

     (b) that is included in the Aggregation Group for the purpose of enabling a plan described in subsection (a), above, to meet the requirements of
          Section 401(a) or 410 of the Code.

     Notwithstanding the above requirements, an Aggregation Group also may include, at the designation of the Employer, any plan adopted by the Employer or a Related Employer which satisfies the requirements of Sections 401(a)(4) and 410 of the Code.

SECTION 14.2    DETERMINATION DATE

     The last day of the preceding Plan Year.

SECTION 14.3    FORMER KEY EMPLOYEE

     An individual who no longer satisfies the definition of a Key Employee and also shall include a beneficiary of a Former Key Employee.

SECTION 14.4    KEY EMPLOYEE

     Any Employee or former Employee who is a Key Employee under Section 416(i)(1) of the Code and also shall include the beneficiary of a Key Employee.

SECTION 14.5    MINIMUM CONTRIBUTION

     The contribution determined under Section 14.12.

SECTION 14.6    NON-KEY EMPLOYEE

     Any Employee who is not and never has been a Key Employee.

SECTION 14.7    SUPER TOP-HEAVY PLAN

     The Top-Heavy Plan in the event the aggregate of the Accounts of Key Employees exceeds ninety percent (90%) of the aggregate of the Accounts of all Employees, excluding former Key Employees.

SECTION 14.8    TOP-HEAVY PLAN

     The Plan in the event the aggregate of the Accounts of Key Employees exceeds sixty percent of the aggregate of the Accounts for all Employees, excluding former Key Employees. The "aggregate of the Accounts" shall include each Plan distribution made during the current Plan Year and the four (4) preceding Plan Years. However, a Plan distribution made after the Top-Heavy Valuation Date and before the Determination Date of any such Plan Year shall not be included as a Plan distribution in this Section 14.8 to the extent such distribution is included in the aggregate of the Accounts as of such Top-Heavy Valuation Date.

SECTION 14.9    TOP-HEAVY VALUATION DATE

     The first day of each Plan Year and any other date deemed necessary by the Committee.

SECTION 14.10   YEAR OF SERVICE

     A Year of Service under Article I of the Plan.

SECTION 14.11   DETERMINATION OF TOP-HEAVINESS

     The Committee shall determine or cause to be determined as of each Determination Date whether the Plan is a Top-Heavy Plan. The determination will be made pursuant to Section 416(g) of the Code and the regulations promulgated thereunder, and shall take into account the required Aggregation Group and may take into account the permissive Aggregation Group as defined in Section 14.1.

SECTION 14.12   MINIMUM CONTRIBUTION

     Notwithstanding anything to the contrary contained herein, the Annual Additions attributable to Employer contributions to the accounts of a Non-Key Employee in a Plan Year in which the Plan is a Top-Heavy Plan shall not be less than 3 percent of such Participant's compensation, defined as total taxable compensation as reported on I.R.S. Form W-2, subject to the limitations set forth below:

     (a) The percentage contribution in this Section 14.12 shall not exceed the percentage at which contributions are made in such Plan Year for the Key Employee for whom the highest percentage contribution is made; such contribution percentage to be determined by dividing the contributions for the Key Employee by the amount of his compensation not exceeding $200,000.

     (b) For all purposes of the Top-Heavy Plan, a Participant's compensation shall not exceed $200,000.

SECTION 14.13   PARTICIPATION IN DEFINED BENEFIT PLAN

     In the event that a Participant of the Plan also participates in a defined benefit plan of the company or Related Company during a Plan Year in which the Plan is a Top-Heavy Plan or a Super Top-Heavy Plan, the limitations under
Article IV of the Plan shall apply, except that the denominators of the defined benefit plan fraction and the defined contribution plan fraction under Section 415(e) of the Code shall be computed using 100% of the applicable dollar limitation instead of 125%.

SCHEDULE B

     "Protected Benefits" (as defined in section 1.411(d)-4 of the Treasury Regulations) of former Participants in the Adams-Russell Electronics Company, Inc. Savings and Stock Ownership Plan (as amended through December 27, 1989)(the "Adams-Russell 401(k) Plan"), which must be preserved with respect to amounts in Adams-Russell 401(k) Accounts after the merger of the Adams-Russell 401(k) Plan with the MERIT Plan of Benefits:

     1. Value of Plan Benefits. The value of each Participant's accrued retirement or termination benefit (Adams-Russell 401(k) Plan 5.1) immediately prior to the merger of the Adams-Russell 401(k) Plan and the MERIT Plan of Benefits must be preserved.

     2. Form and Timing of Benefits. The Adams-Russell 401(k) Plan's general provisions as to the timing and method of benefit payments (Adams-Russell 401(k) Plan 5.3, 8.1, 8.2, and 8.4) are protected rights that must be preserved with respect to Adams-Russell 401(k) Plan Accounts.

     3. Death Benefits. The amount, form and timing of each Participant's death benefit (Adams-Russell 401(k) Plan 6.1) immediately prior to the merger of the Adams-Russell 401(k) Plan and the MERIT Plan of Benefits also must be preserved.

     4. Hardship Withdrawals. A former Participant in the Adams-Russell 401(k) Plan may request in writing a withdrawal of all or part of his Adams-Russell 401(k) Plan Account, under that Plan's general hardship provision. (Adams-Russell 401(k) Plan 7.1.) The form and timing of such hardship withdrawal payments (Adams-Russell 401(k) Plan 7.2) also must be preserved.

     5. Withdrawals at Age 591/2. A former Adams-Russell 401(k) Plan Participant who has attained age 591/2 may elect to receive a payment of the entire balance in his or her Adams-Russell 401(k) Plan Account (Adams-Russell 401(k) Plan 5.2).

     6. Withdrawals of After-Tax Contributions and Rolled Over and Transferred Funds. Section 3.7 of the Adams-Russell 401(k) Plan provides for withdrawal rights with respect to after-tax contributions. Section 3.9 (last two sentences) of the Adams-Russell 401(k) Plan contains a right of withdrawal, upon appropriate notice to the plan administrator, of any portion of a Participant's Rollover and Transferred Funds Account. These withdrawal rights also are protected rights that must be preserved with respect to Adams-Russell 401(k) Plan Accounts.





MERIT Plan of Benefits

M/A-COM, Inc.
1011 Pawtucket Boulevard
Lowell, Massachusetts 01853-3295

MERIT Plan of Benefits



TABLE OF CONTENTS

 ARTICLE I                          DEFINITIONS

Section 1.1    Account (or Accounts)                                           1
Section 1.2    Account Balance                                                 1
Section 1.3    Annual Additions                                                1
Section 1.4    Approved Absence                                                1
Section 1.5    Board (or Board of Directors)                                   1
Section 1.6    Break in Service                                                1
Section 1.7    Code (or Internal Revenue Code)                                 1
Section 1.8    Committee                                                       1
Section 1.9    Company                                                         2
Section 1.10   Compensation Savings Agreements (or CSA)                        2
Section 1.11   CSA Compensation                                                2
Section 1.12   Effective Date                                                  2
Section 1.13   Eligible Employee                                               3
Section 1.14   Employee                                                        3
Section 1.15   Employer                                                        3
Section 1.16   Employer Matching Contributions                                 3
Section 1.17   Employment Commencement Date                                    3
Section 1.18   ERISA                                                           3
Section 1.19   Fiduciary                                                       3
Section 1.20   Highly Compensated Employee                                     3
Section 1.21   Hour of Service                                                 5
Section 1.22   Ineligible Employee                                             6
Section 1.23   Participants                                                    7
Section 1.24   Plan                                                            7
Section 1.25   Plan Administrator                                              7
Section 1.26   Plan Year, Fiscal Year and Limitation Year                      8
Section 1.27   Prior Plan                                                      8
Section 1.28   Related Company                                                 8
Section 1.29   Tax Deferral Contributions                                      8
Section 1.30   Trust Agreement                                                 8
Section 1.31   Trust Fund (or Fund)                                            8
Section 1.32   Trustee                                                         9
Section 1.33   Valuation Date                                                  9
Section 1.34   Vanguard Funds                                                  9
Section 1.35   Vested Account Balance                                          9
Section 1.36   Year of Service                                                 9

ARTICLE II     PARTICIPATION

Section 2.1    Eligibility                                                    11
Section 2.2    Re-employment                                                  11
Section 2.3    Change to Eligible Status                                      11
Section 2.4    Change to Ineligible Status                                    11
Section 2.5    Conditions to Participation                                    11
Section 2.6    Inclusion of Related Companies                                 12
Section 2.7    Corporate Reorganizations                                      12
Section 2.8    Withdrawal of Employers 12

ARTICLE III    CONTRIBUTIONS

Section 3.1    Amounts Contributed through CSA Compensation Reduction         13
Section 3.2    Employer Matching Contributions                                14
Section 3.3    Compensation Savings Agreements/Nondiscrimination Provisions   15
Section 3.4    Conditions Applicable to Employer Contributions                17
Section 3.5    Return of Contributions Under Certain Circumstances            17
Section 3.6    Funding Policy and Method                                      18
Section 3.7    Rollovers and Transfers                                        18

ARTICLE IV     PARTICIPANTS' ACCOUNTS AND THE TRUST FUND

Section 4.1    Individual Accounts                                            20
Section 4.2    Investment of Plan Assets                                      21
Section 4.3    Allocation of Earnings and Losses                              22
Section 4.4    Forfeitures                                                    22
Section 4.5    Maximum Annual Additions                                       23
Section 4.6    Notice to Participants                                         23

ARTICLE V      LOANS AND IN-SERVICE WITHDRAWALS

Section 5.1    Loans                                                          24
Section 5.2    Withdrawals While Employed                                     25

ARTICLE VI     BENEFITS

Section 6.1    Retirement Benefits                                            26
Section 6.2    Termination Benefits                                           26
Section 6.3    Years of Service                                               27
Section 6.4    Repayment of Distributed Benefits                              27
Section 6.5    Death Benefits                                                 27

ARTICLE VII    BENEFIT DISTRIBUTIONS

Section 7.1    Form of Retirement or Death Payments                           30
Section 7.2    Form of Termination Payments                                   30
Section 7.3    Withdrawal                                                     31
Section 7.4    Elections as to Manner of Payment or Comme31ement Date
Section 7.5    Latest Commencement of Benefits                                31
Section 7.6    Beneficiary Designation                                        32
Section 7.7    Mode of Payment                                                33
Section 7.8    Joint and Survivor Annuity; Life Annuity                       33
Section 7.9    Availability of Direct Rollovers                               34

ARTICLE VIII   ADMINISTRATION

Section 8.1    Allocation of Responsibility Among Fiduciaries for
               Administration                                                 36
Section 8.2    Indemnification                                                36
Section 8.3    The Committee -- General                                       37
Section 8.4    Records and Reports                                            37
Section 8.5    Other Committee Powers and Duties                              37
Section 8.6    Rules and Decisions                                            39
Section 8.7    Committee Procedures                                           39
Section 8.8    Authorization of Benefit Payments                              39
Section 8.9    Application and Forms of Payment                               39
Section 8.10   Facility of Payment                                            39
Section 8.11   Claims Procedure                                               40
Section 8.12   Appeal and Review Procedure                                    40
Section 8.13   Evidence                                                       40

ARTICLE IX     AMENDMENT, RIGHT TO DISCONTINUE CONTRIBUTIONS

Section 9.1    Right to Amend                                                 41
Section 9.2    Discontinuance of Contributions                                41

ARTICLE X      PLAN TERMINATION

Section 10.1   Right to Terminate                                             42
Section 10.2   Termination                                                    42
Section 10.3   Liquidation of the Trust Fund                                  42
Section 10.4   Manner of Distribution                                         42

ARTICLE XI     SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

Section 11.1   Successor Employer                                             43
Section 11.2   Merger, Spinoff and Transfer                                   43

ARTICLE XII    MISCELLANEOUS PROVISIONS

Section 12.1   Nonguarantee of Employment                                     45
Section 12.2   Rights to Trust Assets                                         45
Section 12.3   Correction of Errors                                           46

ARTICLE XIII   GENERAL PROVISIONS

Section 13.1   Construction                                                   47
Section 13.2   Controlling Law                                                47
Section 13.3   Effect of Invalidity of Provision                              47
Section 13.4   Execution -- Number of Copies                                  47

ARTICLE XIV    TOP-HEAVY PROVISIONS

Section 14.1   Aggregation Group                                              48
Section 14.2   Determination Date                                             48
Section 14.3   Former Key Employee                                            48
Section 14.4   Key Employee                                                   48
Section 14.5   Minimum Contribution                                           48
Section 14.6   Non-Key Employee                                               49
Section 14.7   Super Top-Heavy Plan                                           49
Section 14.8   Top-Heavy Plan                                                 49
Section 14.9   Top-Heavy Valuation Date                                       49
Section 14.10  Year of Service                                                49
Section 14.11  Determination of Top-Heaviness                                 49
Section 14.12  Minimum Contribution                                           49
Section 14.13  Participation in Defined Benefit Plan                          50

SCHEDULE A and SCHEDULE B       After 50

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